Exhibit 23.1

Yusufali & Associates, LLC
Certified Public Accountants & IT Consultants
AICPA, HITRUST, PCAOB, PCIDSS, & ISC2 Registered
55 Addison Drive, Short Hills, NJ 07078

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of Collective Audience, Inc. (CAUD).

85 Broad Street 16-079

New York, NY 10004

We consent to the incorporation by reference in the Registration Statements of Collective Audience, Inc. (the "Company") on Form S-1 (File No. 333-276512) and Form S-8 (File No. 333-276513), of our report dated June 21, 2024, relating to the Company’s financial statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our report contained an explanatory paragraph regarding substantial doubt about the Company's ability to continue as a going concern.

/s/ Yusufali & Associates, LLC

Yusufali Musaji Managing Partner

Yusufali & Associates, LLC

Short Hills, NJ 07078

July 10, 2024

PCAOB registration # 3313

We have served as the company’s auditor since 2024